UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019 (May 23, 2019)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

As previously announced, on May 23, 2019, Amos R. McMullian, chairman emeritus of Flowers Foods, Inc. (the “Company”) and a director of the Company since 2001, and Allen L. Shiver, president, chief executive officer, and a director of the Company since 2013, retired from their respective positions with the Company, in each case effective as of the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).

Executive Officers

On May 23, 2019, the Company announced several key appointments consistent with the Company’s management succession plan.

Effective May 23, 2019, the Company appointed Bradley K. Alexander, president of the Fresh Packaged Bread Business Unit, as its chief operating officer. Mr. Alexander, 60, has held various positions with the Company, including president of Flowers Bakeries, from 2008 to 2014, executive vice president and chief operating officer, from 2014 to 2017, and president of the Fresh Packaged Bread Business Unit, since 2017. With this new appointment, Mr. Alexander will oversee the Company’s two business units (Fresh Packaged Bread and Snacking/Specialty), Supply Chain, and Sales and will be responsible for driving the execution of the Company’s strategic initiatives. Also effective May 23, 2019, the Company’s Board of Directors (the “Board”) approved the following changes to Mr. Alexander’s compensation as a result of his promotion: (i) Mr. Alexander’s annual base salary will increase to $550,000; and (ii) Mr. Alexander’s target bonus percentage under the Company’s 2019 Annual Executive Bonus Plan (the “Bonus Plan”) will be 80% of his base salary.

Effective May 23, 2019, the Company appointed H. Mark Courtney, senior vice president of retail accounts, as its president of the Fresh Packaged Bread Business Unit. Mr. Courtney, 58, has held various positions with the Company, including senior vice president of sales, from 2008 to 2017, and senior vice president of retail accounts, since 2017. With this new appointment, Mr. Courtney will be responsible for driving innovation, growth, and profitability across the Company’s key core and growth brands, which include Nature’s Own, Wonder, Dave’s Killer Bread, and Canyon Bakehouse. Also effective May 23, 2019, the Board approved the following changes to Mr. Courtney’s compensation as a result of his promotion: (i) Mr. Courtney’s annual base salary will increase to $375,000; and (ii) Mr. Courtney’s target bonus percentage under the Bonus Plan will be 60% of his base salary.

The Company also announced that Stephen R. Avera, chief legal counsel, will retire at the end of the year after 33 years of service. The Company has appointed Stephanie B. Tillman, vice president, chief compliance officer, and deputy general counsel, as its chief legal counsel, effective January 1, 2020. Ms. Tillman, 48, has served as vice president, chief compliance officer, and deputy general counsel, since 2011. Ms. Tillman’s compensation in connection with her appointment as chief legal counsel has not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K disclosing such information when it has been determined.

Messrs. Alexander and Courtney and Ms. Tillman have no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with their respective appointments.

A copy of the press release announcing the appointments of Messrs. Alexander and Courtney and Ms. Tillman and the retirement of Mr. Avera is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2019, the Company held the 2019 Annual Meeting in Thomasville, Georgia for the following purposes and with the following voting results:

(1)	To elect eight nominees as directors of the Company, each to serve for a term of one year until the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”):

Directors:	For	Against	Abstain	Broker Non-Votes
George E. Deese	176,354,556	1,356,340	318,364	22,750,555
Rhonda Gass	177,181,219	516,868	331,173	22,750,555
Benjamin H. Griswold, IV	176,044,873	1,725,842	258,545	22,750,555
Margaret G. Lewis	177,204,494	557,410	267,356	22,750,555
David V. Singer	176,796,110	957,291	275,859	22,750,555
James T. Spear	177,226,287	487,355	315,618	22,750,555
Melvin T. Stith, Ph.D.	176,067,414	1,694,451	267,395	22,750,555
C. Martin Wood III	175,981,217	1,733,955	314,088	22,750,555

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers:

For	172,368,899
Against	5,197,307
Abstain	463,054
Broker Non-Votes	22,750,555

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019:

For	195,412,729
Against	5,091,611
Abstain	275,475
Broker Non-Votes	0

(4)	Shareholder proposal regarding the elimination of supermajority vote requirements:

For	106,717,635
Against	70,271,756
Abstain	1,039,869
Broker Non-Votes	22,750,555

With respect to Proposal 1, each of the nominees for director received a majority of votes cast in the election of directors, and each was elected to serve for a term of one year until the 2020 Annual Meeting.

Proposals 2, 3 and 4 each received the affirmative vote of a majority of votes present at the 2019 Annual Meeting in person or represented by proxy and therefore passed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: Title:	R. Steve Kinsey Chief Financial Officer and Chief Administrative Officer

Date: May 29, 2019

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